CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Penn National Gaming, Inc.
425 Berkshire Boulevard
Wyomissing, Pennsylvania


     We hereby consent to the inclusion in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-3 of our report dated December 6, 1996, relating to the consolidated financial statements of The Plains Company as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ Robert Rossi & Co.
                                            ----------------------
                                            ROBERT ROSSI & CO.

Olyphant, Pennsylvania
January 21, 1997